Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Statements

Unless specifically stated otherwise, the following information and all other information contained in this Form 8-K/A, including that regarding the exchange ratio pursuant to the merger agreement, gives effect to the two-for-one stock split in the form of a stock dividend of Adobe common stock paid on May 23, 2005 to Adobe stockholders of record as of May 2, 2005.

On December 3, 2005, Adobe completed the acquisition of Macromedia, a provider of software technologies that enables the development of a wide range of internet and mobile application solutions, for approximately $3.6 billion. The following unaudited pro forma combined financial statements as of December 2, 2005 and the unaudited pro forma condensed combined statements of income for the year ended December 2, 2005 are based on the historical financial statements of Adobe and Macromedia after giving effect to Adobe’s acquisition of Macromedia using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited proforma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet is based on historical balance sheets of Adobe and Macromedia and has been prepared to reflect the merger as if it had been consummated as of December 2, 2005. Such pro forma information is based upon the historical consolidated balance sheet data of Adobe at December 2, 2005 and Macromedia at September 30, 2005. The following unaudited pro forma condensed combined statement of income for the fiscal year ended December 2, 2005 combines Adobe’s historical consolidated statement of income for the year then ended with Macromedia’s historical consolidated statements of income for the twelve months ended September 30, 2005, giving effect to the merger as if it had occurred on December 4, 2004.

The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed combined financial statements are not necessarily an indication of the results that would have been achieved had the merger been consummated as of the dates indicated or that may be achieved in the future.

Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and analyses.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Adobe and Macromedia and other financial information pertaining to Adobe and Macromedia included in their respective annual reports on Form 10-K and quarterly reports on Form 10-Q.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF ADOBE AND
MACROMEDIA

As of December 2, 2005
(In Thousands)

	Adobe As of December 2, 2005	Macromedia As of September 30, 2005	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$420,818	$134,083	$—		$554,901
Short-term investments	1,280,016	307,478	—		1,587,494
Trade receivables	173,245	76,205	21,494	(l)	270,944
Other receivables	31,504	12,859	2,543	(y)	46,906
Deferred income taxes	58,710	3,214	71,697	(o)	118,563
			(15,058	)(o)
Other current assets	44,285	15,146	—		59,431
Total current assets	2,008,578	548,985	80,676		2,638,239
Property and equipment, net	103,549	106,453	18,383	(i)	228,385
Goodwill	118,683	227,104	(227,104	)(b)	2,269,479
			2,150,796	(n)
Purchased and other intangible assets, net	16,477	13,182	(13,182	)(a)	696,977
			680,500	(h)
Investment in lease receivable	126,800	—	—		126,800
Other assets	66,228	11,859	9,226	(m)	87,313
Deferred income taxes, long-term	—	23,891	165,165	(o)	—
			(189,056	)(p)

Total assets	$2,440,315	$931,474	$2,675,404		$6,047,193

Liabilities and Stockholders’ Equity
Current liabilities:
Trade and other payables	$41,042	$5,105	$—		$46,147
Accrued expenses	226,985	64,801	26,841	(g)	322,153
			3,526	(k)
Accrued restructuring	—	7,594	(7,594	)(z)	39,581
			39,581	(aa)
Income taxes payable	154,529	22,080	—		176,609
Deferred revenue	57,839	54,435	(41,000	)(j)	71,274
Total current liabilities	480,395	154,015	21,354		655,764

Other long-term liabilities:
Accrued restructuring	—	18,695	(18,695	)(z)	19,315
			19,315	(aa)
Other long-term liabilities	7,063	4,995	—		12,058
Deferred income taxes	78,800	—	171,872	(o)	61,616
			(189,056	)(p)
Deferred revenue, less current portion	9,731	9,996	(8,501	)(j)	11,226
Total liabilities	575,989	187,701	(3,711)		759,979

Stockholders’ equity:
Common stock, $0.0001 par value	29,600	77	(77	)(c)	29,600
Additional paid-in capital	1,321,146	992,961	(992,961	)(c)	2,518,121
			885,049	(d)
			311,926	(e)
Deferred stock-based compensation	—	(7,702)	7,702	(c)	(98,159)
			(98,159	)(f)
Retained earnings (accumulated deficit)	2,838,566	(208,322)	208,322	(c)	2,838,566
Accumulated other comprehensive income (loss)	(914)	408	(408	)(c)	(914)
Treasury stock at cost, net of reissuances	(2,324,072)	(33,649)	33,649	(c)	—
			2,324,072	(d)
Total stockholders’ equity	1,864,326	743,773	2,679,115		5,287,214
Total liabilities and stockholders’ equity	$2,440,315	$931,474	$2,675,404		$6,047,193

The accompanying notes are an integral part of these

unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME OF ADOBE
AND MACROMEDIA

For the Year Ended December 2, 2005
(In Thousands, Except Per Share Amounts)

	Historical
	Adobe Twelve Months Ended December 2, 2005	Macromedia Twelve Months Ended September 30, 2005		Reclassifications		Pro Forma Adjustments		Pro Forma Combined
Revenue:
Products	$1,923,278	$469,396		$(20,163	)(A)	$—		$2,372,511
Services and support	43,043	—		20,163	(A)	—		63,206
Total revenue	1,966,321	469,396		—		—		2,435,717
Cost of revenue:
Products	89,942	37,598	(1)	(14,547	)(B)	(7,214	)(q)	245,173
						136,224	(t)
						3,170	(v)
Services and support	22,636	—		14,547	(B)	—		37,183
Total cost of revenue	112,578	37,598		—		132,180		282,356
Gross profit	1,853,743	431,798		—		(132,180)		2,153,361
Operating expenses:
Research and development	365,328	99,888		—		—		465,216
Sales and marketing	593,323	191,863		199	(C)	(262	)(r)	785,123
General and administrative	166,658	50,772		(199	)(C)	(1,285	)(r)	215,162
						(784	)(w)
Restructuring and other	—	20,729		—		—		20,729
Merger-related expenses	—	7,254		—		—		7,254
Amortization of intangible	—	858		—		(858	)(s)	68,447
assets						68,447	(u)
Amortization of deferred stock-based compensation	—	—		—		32,055	(v)	32,055
Total operating expenses	1,125,309	371,364		—		97,313		1,593,986
Operating income	728,434	60,434		—		(229,493)		559,375
Non-operating income:
Investment gains (losses)	(1,301)	1,335		—		—		34
Interest and other income	38,643	10,519		—		—		49,162
Total non-operating income	37,342	11,854		—		—		49,196
Income before taxes	765,776	72,288		—		(229,493)		608,571
Provision for income taxes	162,937	21,862		—		(62,977	)(x)	121,822
Net income	$602,839	$50,426		—			$(166,516)	$486,749

Basic net income per share	$1.23	$0.68						$0.82

Shares used in computing basic net income per share	489,921	74,050						592,110	(2)

Diluted net income per share	$1.19	$0.63						$0.79

Shares used in computing diluted net income per share	508,070	80,580						619,270	(2)

(1)  Includes amortization of acquired developed technology.

(2)  Shares used in computing basic and diluted income per share is the sum of Adobe shares plus Macromedia’s shares (adjusted for the exchange ratio). Macromedia’s shares are calculated by multiplying each share of Macromedia common stock by the exchange ratio of 1.38 Adobe shares for each share of Macromedia common stock.

The accompanying notes are an integral part of these

unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On December 3, 2005, Adobe completed its acquisition of Macromedia whereby Macromedia became a wholly owned subsidiary of Adobe in a transaction accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 (“SFAS 141”), “Business Combinations.” The total estimated purchase price of approximately $3.6 billion includes Adobe common stock valued at $3.2 billion, stock options assumed with a fair value of $311.9 million, estimated direct transaction costs of $26.8 million, and estimated restructuring costs of $58.9 million.

The unaudited pro forma condensed combined financial statements give effect to the issuance of approximately 109.0 million shares of Adobe common stock based on an exchange ratio of 1.38 shares of Adobe common stock for each outstanding share of Macromedia common stock as of December 3, 2005. This fixed exchange ratio gives effect to the two-for-one stock split in the form of a stock dividend paid on May 23, 2005 to the stockholders of Adobe. The average market price per share of Adobe common stock of $29.43 is based on an average of the closing prices for a range of trading days (April 14, 2005 through April 20, 2005) around the announcement date (April 18, 2005) of the proposed transaction.

Under the terms of the merger agreement, on the effective date of the merger, each Macromedia stock option that was outstanding and unexercised will be converted into an option to purchase Adobe common stock and Adobe will assume that stock option in accordance with the terms of the applicable Macromedia stock option plan and terms of the stock option agreement relating to that Macromedia stock option. Based on Macromedia’s stock options outstanding at December 3, 2005, Adobe will convert options to purchase approximately 11.0 million shares of Macromedia common stock into options to purchase approximately 15.1 million shares of Adobe common stock. The fair value of the outstanding options was determined using a binomial valuation model with the following weighted-average assumptions: volatility of 32% to 35%; risk-free interest rates ranging from 3.99%-4.48%, expected lives ranging from 1-3.5 years and dividend yield of zero.

The preliminary estimated total purchase price of the merger is as follows (in thousands):

Value of Adobe stock issued	$3,209,121
Estimated fair value of options assumed	311,926
Direct transaction costs	26,841
Restructuring costs	58,896
Total preliminary estimated purchase price	$3,606,784

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to Macromedia’s net tangible and intangible assets based on their estimated fair values as of December 3, 2005. Management has allocated the preliminary estimated purchase price based on preliminary estimates that are described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the purchase price is preliminary pending the completion of various analyses and the finalization of estimates. The allocation of the preliminary purchase price and the estimated useful lives and first year amortization associated with certain assets is as follows (in thousands):

	Amount	First Year Amortization	Estimated Useful Life
Net tangible assets	$677,329	$—	N/A
Identifiable intangible assets:
Acquired product rights	365,500	136,224	4 years
Customer contracts and relationships	183,800	41,434	6 years
Non-competition agreements	500	255	2 years
Trademarks	130,700	26,758	5 years
Goodwill	2,150,796	—	N/A
Deferred stock-based compensation	98,159	35,225	1.18 years(1)
Total preliminary estimated purchase price	$3,606,784	$239,896

(1)                                  Estimated weighted-average remaining vesting period.

A preliminary estimate of $677.3 million has been allocated to net tangible assets acquired and approximately $680.5 million has been allocated to amortizable intangible assets acquired. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.

Identifiable intangible assets.  Acquired product rights include developed and core technology and patents. Developed technology relates to Macromedia products across all of their product lines that have reached technological feasibility. Core technology and patents represent a combination of Macromedia’s processes, patents and trade secrets developed through years of experience in design and development of their products. Adobe will amortize the fair value of the acquired product rights based on the pattern in which the economic benefits of the intangible asset will be consumed.

Customer contracts and relationships represent existing contracts that relate primarily to underlying customer relationships. Adobe will amortize the fair value of these assets based on the pattern in which the economic benefits of the intangible asset will be consumed.

Trademarks primarily relate to the Flash trade name and other product names, which Adobe will amortize based on the pattern in which the economic benefits of the intangible asset will be consumed.

The method of future amortization is based on the pattern in which the economic benefits of the intangible assets are consumed. This results in total estimated amortization expense for fiscal years 2005, 2006, 2007, 2008, 2009 and thereafter of $204.7 million, $174.0 million, $140.7 million, $103.8 million, $46.9 million and $10.5 million, respectively.

In-process research and development.  As of the acquisition date, no amounts have been allocated to in-process research and development. In-process research and development is dependent on the status of new projects on the date the merger is consummated. Accordingly, there were no research and development projects in process on the date the merger was consummated.

Goodwill.  Approximately $2.2 billion has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management determines that the value of goodwill has become impaired, the company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Deferred Revenues. Deferred revenues were reduced by $49.5 million in the pro forma condensed combined balance sheet, to adjust deferred revenue to an amount equivalent to the estimated cost plus an appropriate profit margin to perform the services related to Macromedia’s maintenance and support, hosting, and consulting contracts.

Restructuring. Restructuring costs related to Macromedia operations include employee severance costs, planned closure of certain Macromedia facilities and other costs associated with exiting activities of Macromedia. We currently estimate total restructuring costs associated with exiting activities of Macromedia to approximate $58.9 million. These costs are included in the assumed liabilities of Macromedia as of December 3, 2005 and will be recorded as part of the total acquisition purchase price of Macromedia. Restructuring costs associated with employees and facilities that were associated with Adobe are estimated at $20.0 to $25.0 million. These expenses will be a charge to earnings in the respective quarter in which they are incurred.

Deferred tax liability.  Approximately $186.9 million was established as a deferred tax liability for the future amortization of the intangible assets. In accordance with Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes, the valuation allowance on Macromedia’s financial statements as of September 30, 2005 was reduced by $236.9 million to the extent the deferred tax assets are more likely than not realizable.

Deferred stock-based compensation. Deferred stock-based compensation represents the portion of the estimated fair value, measured as of the acquisition date, of unvested Macromedia stock options and restricted stock assumed.

2.                                      Reclassifications

Certain reclassification adjustments have been made to conform Macromedia’s historical reported balances to the pro forma combined condensed financial statement basis of presentation. The reclassifications are as follows:

(A)                              To reclassify Macromedia’s services and support revenue to a separate line item to conform to Adobe’s presentation.

(B)                                To reclassify Macromedia’s services and support cost of revenue expenses to a separate line item to conform to Adobe’s presentation.

(C)                                To reclassify Macromedia’s credit to its provision for doubtful accounts from sales and marketing to general and administrative expenses to conform to Adobe’s presentation.

3.                                      Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to reflect amounts related to Macromedia’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets and deferred stock-based compensation, to reflect the estimated impact of restructuring activities, and to reflect the income tax effect related to the pro forma adjustments.

There were no significant intercompany balances and transactions between Adobe and Macromedia as of the dates and for the periods of these pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Adobe and Macromedia filed consolidated income tax returns during the periods presented.

Adobe has not identified any pre-merger contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)                                  To eliminate Macromedia’s historical intangible assets

(b)                                 To eliminate Macromedia’s historical goodwill

(c)                                  To eliminate Macromedia’s equity

(d)                                 To record the fair value of Adobe shares exchanged in the transaction

(e)                                  To record the fair value of Macromedia stock options assumed

(f)                                    To record deferred stock-based compensation related to unvested Macromedia stock options and restricted stock assumed

(g)                                 To accrue Adobe’s direct costs of the transaction

(h)                                 To record the fair value of Macromedia’s identifiable intangible assets

(i)                                     To adjust Macromedia land and buildings to fair value

(j)                                     To adjust deferred revenue to the fair value of the legal performance obligations under Macromedia existing contracts

(k)                                  To record Macromedia lease obligations in excess of fair value

(l)                                     To record the fair value of receivables from customer contracts that contain minimum guaranteed revenue amounts with extended payment terms

(m)                               To record the fair value of Macromedia investments

(n)                                 To record goodwill

(o)                                 To record the deferred tax assets and liability related to the identifiable intangible assets

(p)                                 To net deferred tax assets and liabilities for financial statement presentation

(q)                                 To eliminate Macromedia’s historical amortization of developed technology, purchased technology and product localization costs

(r)                                    To eliminate Macromedia’s historical amortization of deferred stock-based compensation

(s)                                  To eliminate Macromedia’s historical amortization of other intangible assets

(t)                                    To amortize acquired product rights based upon the pattern in which the economic benefits of the intangible assets will be consumed

(u)                                 To amortize other intangible assets based upon the pattern in which the economic benefits of the intangible asset will be consumed

(v)                                 To amortize deferred stock-based compensation

(w)                               To amortize lease obligations in excess of fair value

(x)                                   To adjust tax provision to reflect the effect of the pro forma adjustments

(y)                                 To record the fair value of a note receivable from an investee

(z)                                   To eliminate Macromedia’s accrued restructuring costs

(aa)                            To record restructuring costs associated with exiting activities of Macromedia

4.                                      Pro Forma Net Income Per Share

The pro forma basic and diluted net income per share are based on the number of Adobe shares used in computing basic and diluted net income per share plus the number of Macromedia shares used in computing basic and diluted net income per share multiplied by the exchange ratio. All Adobe historical and pro forma per-share amounts reflect the retroactive effects of all Adobe stock splits including the two-for-one stock split in the form of a stock dividend effective May 23, 2005.